UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

SPARTAN STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Spartan Stores, Inc. (the “Company”) previously announced that the executive vice presidents for each of its two business segments exchanged duties effective January 6, 2013 as part of the Company’s effort to promote an exchange of knowledge and perspective between the two business operations, and provide new leadership opportunities for members of its executive team. Specifically, Theodore Adornato, who previously served as Executive Vice President Retail Operations, became the Executive Vice President Wholesale Operations, and Derek Jones, who previously served as Executive Vice President Wholesale Operations, became Executive Vice President Retail Operations.

The exchange of duties has been completed, and on September 23, 2013, each of Mr. Adornato and Mr. Jones will resume his former duties. Accordingly, Mr. Adornato will again become Executive Vice President Retail Operations, and Mr. Jones will become Executive Vice President Wholesale Operations.

Each of Mr. Adornato and Mr. Jones will continue to serve as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer